SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 18, 2010
(Date of Report; Date of Earliest Event Reported)

BORDERS GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Michigan	1-13740	38-3294588
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Phoenix Drive, Ann Arbor, MI 48108
(Address of Principal Executive Offices)

734-477-1100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) On October 18, 2010, Borders Group, Inc. (the “Company”) announced the appointment of Scott D. Henry as Executive Vice President, Chief Financial Officer of the Company, effective October 18, 2010.  The Company’s current Interim Chief Financial Officer, Glen Tomaszewski, will remain with the Company in his previous role as Vice President, Controller.

Since April 2009, Mr. Henry, 45, has been President of S.D. Henry Strategic Services, LLC, a provider of business and financial consulting services focused on the gaming, hospitality and leisure industries. From September 2004 to April 2009, Mr. Henry held senior executive roles, including Chief Financial Officer and Senior Vice President–Finance at multinational, NYSE-listed Las Vegas Sands Corp. Prior to joining Las Vegas Sands Corp., Mr. Henry spent over 17 years on Wall Street as an investment banker. He has held senior management positions at ABN Amro, Prudential Securities and Salomon Brothers. Mr. Henry earned his Bachelor of Science in Finance, Management Information Systems and Statistics from Syracuse University School of Management.

In connection with Mr. Henry’s appointment, Mr. Henry will receive an annual salary of $600,000 and be eligible for annual bonuses at a target level of 80% of base salary, with a maximum level of 160% of base salary. For fiscal 2010, $200,000 of Mr. Henry’s bonus is guaranteed, fifty percent of which will be paid no later than April 1, 2011 and the remainder which will be paid on the first anniversary of Mr. Henry’s employment with the Company.  He will receive a signing bonus of $100,000. Mr. Henry also is receiving an inducement award pursuant to New York Stock Exchange rules, permitting grants to new hires to be made outside of a shareholder-approved plan, consisting of options to purchase 300,000 shares of the Company's common stock and 200,000 restricted shares. The options have a seven year term, an exercise price of $1.43 (the closing price on October 15, 2010) and vest on the third anniversary of the grant date. The restricted shares vest in installments over the three-year period following the grant date. In all cases, vesting is contingent on Mr. Henry’s continued employment with the Company through the applicable vesting date.  Mr. Henry is also eligible for a monthly relocation allowance of $5,000 per month for the first twelve months of employment, as well as reimbursement of relocation costs at the time of his relocation.

On October 18, 2010 the Company issued a press release attached hereto as Exhibit 99.1, announcing the matters described in this Item 5.02.

Item 9.01	Financial Statements and Exhibits

Exhibits:

99.1              Press release issued by Borders Group, Inc. on October 18, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Borders Group, Inc.
(Registrant)

Dated: October 18, 2010	By: /s/ MICHAEL J. EDWARDS
Michael J. Edwards
President